                                                           Exhibit 10.3


                           HOTEL MANAGEMENT AGREEMENT


THIS HOTEL MANAGEMENT AGREEMENT (the "Agreement") is made and entered into this 28th day of April, 1998, by and between ALPINE HOSPITALITY VENTURES LLC, a Delaware limited liability company ("Parent"), RSVP-BI OPCO, LLC, a Delaware limited liability company ("OPCO"), RSVP-ABI REALCO, LLC, a Delaware limited liability company ("REALCO") (OPCO and REALCO are hereinafter collectively referred to as "Borrower") (Parent and Borrower are hereinafter collectively referred to as "Owner") and USFS MANAGEMENT, INC., a Georgia corporation ("Operator").

                                   WITNESSETH:

            WHEREAS, Borrower owns (or is the ground lessee relating to) the 11 Best Inn hotels and 6 Best Suite hotels listed on Exhibit A (collectively, the "Hotels");

            WHEREAS, the Hotels are licensed by Best Franchising, Inc. ("Licensor") as Best Inns or Best Suites (as applicable) hotels to Borrower pursuant to the terms of 17 amended and restated license agreements (the "Licenses"), each dated April 28, 1998;

            WHEREAS, Licensor assumed the rights, duties and obligations under the original license agreements of the original licensor, America's Best Inns, Inc., and Borrower assumed the rights, duties and obligations under the original license agreement of the original licensees, affiliates of America's Best Inns, Inc., pursuant to the terms of certain assignments of license agreements each dated as of April 28, 1998;

            WHEREAS, Parent is the guarantor of the rights, duties and obligations of Borrower under the License;

            WHEREAS, Owner wishes to engage Operator as its agent to manage and operate the Hotels on behalf of Owner under the Licenses; and

            WHEREAS, Operator has the knowledge and expertise to manage and operate the Hotels on behalf of Owner pursuant to the terms herein and the License;

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and lawful consideration, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                     GENERAL

            1.1 Appointment and Term. Owner hereby appoints Operator as the manager of the Hotels with the sole and exclusive obligation and authority to direct, supervise, manage, and operate the Hotels as the agent of the Owner. This Agreement and the obligations of Operator hereunder shall be effective the date the Hotels are purchased by the Owner ("Effective Date"). Unless terminated pursuant to other terms contained herein, this Agreement will continue for a term commencing on the Effective Date and ending at the end of the then next calendar month following the twentieth (20th) anniversary of the Effective Date.

            1.2 Management. Operator accepts its appointment and agrees to supervise, manage, and operate the Hotels in accordance with (i) the provisions of the Agreement, (ii) applicable law, (iii) the Licenses, incorporated by reference herein, (iv) Owner's obligations under all loan agreements applicable to the Hotels that Operator is aware of, and (v) the fiduciary obligation of Operator to Owner.


                                    ARTICLE 2
                                   OPERATIONS

            2.1 Employees. Operator shall, in the name of the Owner, hire, terminate where appropriate, supervise, direct, train and assign the duties of the managers, assistant managers, employees and agents (collectively, "Employees") at the Hotels as may be required in the Operator's discretion to operate the Hotels, and prompt notice of any such proposed change shall be given to Operator. The Employees shall in every instance be deemed agents or employees, as the case may be, of Owner. All hiring expenses, salaries, wages and other compensation of the Employees of the Owner hereunder working exclusively at and for the benefit of the Hotels, including, but not limited to, fringe benefits, medical and health insurance and profit sharing shall be an Operating Expense (as hereinafter defined). Reasonable meal allowances for Operator's personnel visiting the Hotels in connection with the management thereof shall also be considered Operating Expenses of the Hotels. Owner shall provide free lodging at the Hotels to Operator's personnel visiting the Hotels in connection with the management thereof.

            2.2 Compliance with Laws. Operator shall be responsible, at Owner's expense, for the management, operation and maintenance of the Hotels in compliance with the License and all laws, ordinances, regulations, permits and orders relative to the leasing, management, operation, repair and maintenance of the Hotels.

            2.3 Operating Budget. Operator agrees to submit to Owner not later than seventy (70) days prior to the end of the calendar year, an operating budget setting forth an estimated profit and loss statement for the ensuing year on a monthly basis


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(the "Operating Budget"), in the form prescribed by Owner's first mortgage lender. The Operating Budget represents Operator's best good faith efforts to accurately project revenues and expenditures but in no way does Operator guarantee such results.

            2.4 Capital Expenditures Budget. Operator shall submit to Owner not later than seventy (70) days prior to the end of the calendar year, a capital expenditures budget setting forth a good faith estimate of the capital expenditures proposed for the ensuing year ("Capital Expenditures Budget"), in the form prescribed by Owner's first mortgage lender. Operator shall make those alterations, additions, or improvements in or to the Hotel that have been approved by Owner as part of the approved Capital Expenditures Budget. The cost of such alterations, additions, or improvements shall be paid from the Capital Reserve. It shall be the responsibility of Owner to ensure that funds from the Capital Reserve established and maintained by Owner's lender are available to Operator to effectuate capital maintenance and repairs. Operator shall receive no purchasing fee in connection with any purchases made on behalf of the Owner.

            2.5 Other Reports. Operator shall prepare and deliver to Owner such other reports as may be required to be furnished to Owner's first mortgage lender not less than five (5) business days prior to the date such reports are to be delivered to Owner's lender. Such reports shall be prepared by Operator in the manner prescribed by Owner's lender to ensure compliance with the terms of the Owner's first mortgage loan documents, as amended from time to time. Notwithstanding the foregoing, upon an amendment to such loan documents Owner shall be obligated to provide Operator with notice of all new or revised reports to be prepared for the benefit of Owner's lender in accordance with this Section 2.5, which notice shall include the format and all applicable time requirements regarding the submission of such reports. Operator shall also prepare all such reports as required by Licensor in a timely manner in compliance with the terms of the License.

            2.6 Repairs. Operator shall use its reasonable best efforts to maintain the Hotels in good repair and maintenance.

            2.7 Service Contracts. Operator shall negotiate service contracts reasonably necessary or desirable in connection with the operation of the Hotels in the usual course of business, and shall be authorized to enter into such service contracts in Owner's name. Operator shall provide Owner with prompt notice following execution of any such contracts.

            2.8 Insurance. Unless Owner requests in writing for Operator to obtain insurance for each Hotel, Owner will obtain and maintain at its own expense all insurance. All insurance coverage (i) shall be placed with such companies which are in good standing and licensed to do business in the states where the Hotels are located, in such amounts, against such risks and with such beneficial interest as shall be acceptable to and in conformity with the requirements of Licensor, Owner's lender and applicable law, (ii) shall not be claims-made types policies, and (iii) shall include workers compensation procured on behalf of Owner's Employees as mandated by applicable law. Operator shall notify Owner in writing of any material accident or material claim for damage concerning the ownership, operation or maintenance of the Hotels or any material damage to the Hotels and the estimated cost of repair thereof and Operator shall prepare (with Owner's assistance) reports to any insurance company in connection therewith. Owner shall furnish Operator with certificates evidencing all insurance obtained by Owner, which certificates shall list Operator, Licensor, Licensor's parent, Owner and Owner's lender as additional insureds under all insurance policies and state that Operator shall receive thirty (30) days advance written notice prior to cancellation.


                                    ARTICLE 3
                                   ACCOUNTING

            3.1 Books of Account. Operator shall maintain separate books and records for the operation and management of the Hotels in accordance with generally accepted accounting principles. Operator shall also be entitled to receive a monthly accounting fee of $1,000 for each Hotel managed by Operator pursuant to this Agreement. All books and records of the Hotels shall be available to Owner and Owner's lender at all reasonable times for examination, audit, inspection and transcription. Upon termination of this Agreement, all such books and records shall be turned over to Owner. Operator shall provide Owner with financial reports for the Hotels each month within twenty (20) days after the close of each month and annually within seventy-five (75) days of the end of the calendar year, all in such form as prescribed by Owner's first mortgage lender. Without limiting the foregoing, Operator shall coordinate with the Owner and the Owner's independent public accountants to ensure that Owner's annual audited financial statements are delivered to the Owner's first mortgage lender on or prior to March 31 of the following year. These reports shall include an unaudited balance sheet, operating statement, and cash flow statement indicating both monthly and year-to-date figures. The cost of any audit of the financial statements or reports provided to Owner shall be an expense of the Owner. Operator shall also provide such other reports, and prepare and maintain such records and accounting systems, as required by Owner's lender (including, but not limited to, Section 12 of the Loan Agreement with Owner's first mortgage lender) or Licensor (including, but not limited to, Sections 6A, 6B and 6D of the License) in a timely fashion as outlined in Section 2.5 of this Agreement.

            3.2 Operating Account. Operator is authorized to establish, as agent for Owner, one or more accounts (collectively, the "Operating Account") at financial institutions approved by Owner. Operator and Owner shall each designate signatures authorized to access such account. Operator shall not commingle its funds with the funds of the Hotels. Operator shall pay all expenses incurred in connection with the operation and supervision of the Hotels and any other payments relative to the Hotels


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


as required by this Agreement ("Operating Expenses") from the Operating Account after funds are wired into the Operating Account by Owner or Owner's lender. Payment of all expenses concerning the ownership of the Hotels shall be the responsibility of Owner. Owner agrees that Operating Expenses to be paid out of the Operating Account include, but are not limited to, salary and wages, payroll taxes, utilities, costs of collection of delinquent accounts, management fees, and all royalty fees and reservation/marketing fees under the License. After Operator has paid, to the extent funds are available in the Operating Account, all bills, charges, costs and expenses of operating and managing the Hotels, Operator shall submit to Owner written notice together with copies of all remaining unpaid, due and outstanding bills. Owner shall advance to the Operating Account funds in an amount necessary to pay all such remaining unpaid bills within a reasonable time after the receipt of said written notice. Operator shall in no event be required to advance any of its funds for the operation of the Hotels, nor to incur any obligation to third parties in connection with the operation of the Hotels. Any operating loss and/or negative cash flow shall be for the account of and shall be borne by the Owner exclusively, and shall not reduce any fees due to Operator or Licensor.


                                    ARTICLE 4
                                  COMPENSATION

            4.1 Management Fee. Operator shall receive a monthly management fee within ten (10) days of Owner's lender wiring funds into the Operating Account, if applicable, otherwise within ten (10) days from the end of each calendar month (the "Management Fee") equal to five percent (5%) of Gross Revenue (as hereinafter defined) for each month from the Effective Date until the expiration or sooner termination of this Agreement.

            4.2 "Gross Revenue" Defined.

            A. "Gross Revenue" shall mean all revenues from the operation of the Hotels, computed on an accrual basis, from whatever source derived, including, but not limited to, proceeds from the use of rooms (both sleeping rooms and public rooms) and the sale of food and beverage services from the Hotels.

            B. "Gross Revenue" shall not include, and there shall be deducted from the computation of Gross Revenues: (i) all gratuities, tips, or sales charges added to a customer's bill which are payable to hotel employees; (ii) all sales taxes, excise taxes, gross receipts taxes, admission taxes, entertainment taxes, tourist taxes, liquor taxes and all other taxes; (iii) all abatements of taxes; (iv) interest on investments or Hotel accounts; (v) awards arising out of a taking by eminent domain; (vi) discounts and dividends on insurance policies; (vii) proceeds recovered or collected with regard to or on account of insurance covering the Hotels; and (viii) amounts collected from a third party and/or their insurance carrier as the result of damage to the Hotels.


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


                                    ARTICLE 5
                                   TERMINATION

            5.1 Termination By Owner.

            A. Notwithstanding Section 1.1, Owner may terminate this Agreement upon written notice to the Operator given at any time after either of the following events:

            (i) Operator shall default on any of the material terms or conditions of this Agreement or the material obligations imposed hereunder and shall fail to cure such default within thirty (30) days after receipt of written notice from Owner. Notwithstanding the foregoing, any default which cannot be cured within thirty (30) days shall not give Owner a right to terminate this Agreement if Operator is diligently attempting to cure such default; or

            (ii) If any Hotel is materially damaged by fire or other casualty and Owner shall not within thirty (30) days after such casualty, elect to rebuild or renovate the Hotel, this Agreement shall terminate with respect to that Hotel and shall continue in full force and effect with respect to the remaining Hotels.

            B. Notwithstanding Sections 1.1 or 5.1, Owner may terminate this Agreement without cause at any time but with sixty (60) days prior written notice to Operator with respect to one or more Hotels, subject to the payment to Operator of the Termination Fee provided in Section 5.2.

            5.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 5.1, Operator shall be entitled to a final accounting of and payment of any sums due to Operator through the date of termination. If this Agreement is terminated pursuant to Section 5.1B, including, without limitation, a termination in connection with any sale, assignment or other transfer of all or any of the Hotels, the Owner agrees to pay Operator a Termination Fee with respect to the particular Hotel(s) being sold, assigned, transferred or otherwise terminated in an amount equal to three (3) multiplied by the lesser of
(i) the annual fees paid to Operator for the last 12 months under this Agreement, as supplemented by the parties, and (ii) the average annual fees paid to operator for the last 36 months under this Agreement, as supplemented by the parties (the amount determined under clause (i) or (ii) is being referred to as the "Applicable Annual Amount").


                                    ARTICLE 6
                                 INDEMNIFICATION

            6.1 Standard of Performance. Operator shall not be liable to Owner for the failure to perform any act or any omission in connection with the performance of any


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


duty hereunder except to the extent that such failure is due to the gross negligence or willful misconduct of Operator, or Operator's officers, agents, servants or employees. Owner shall not be liable to Operator for the failure to perform any act or any omission in connection with the performance of any duty hereunder except to the extent that such failure is due to the gross negligence or willful misconduct of Owner, or Owner's officers, agents, servants, or employees.

            6.2 Indemnification.

            A. Operator hereby agrees to indemnify, defend and hold Owner and Parent and each officer, director, employee, partner, member or agent of Owner, its affiliates, partners, members and joint venturers harmless from and against any loss, expense, damage, claim, liability, obligation, judgment or injury sustained by it by reason of any act, omission or alleged act or omission arising out of Operator's gross negligence or willful misconduct in connection with the management and/or operation of the Hotels. The indemnification rights herein shall be in addition to any rights of Owner pursuant to this Agreement, at law or in equity and shall survive the termination of this Agreement.

            B. Owner hereby agrees to indemnify, defend, and hold Operator and its parent and each officer, director, employee, parent, agent, affiliate or joint venturer thereof harmless from and against any loss, expense, damage, claim, liability, obligation, judgment or injury sustained by it by reason of any act, omission or alleged act or omission arising out of or incidental to Owner's ownership of the Hotel (other than in connection with this Agreement or the Operator's discharge of its obligations hereunder). The indemnification rights herein shall be in addition to any rights of Operator pursuant to this Agreement, at law or in equity and shall survive the termination of this Agreement.

            6.3 Priority of Agreement and Estoppel Certificates. This Agreement shall be subordinate to the payment of senior debt service related to the payment of the Owner's first mortgage lender. Upon request of either party, the other party shall execute a certificate stating whether or not this Agreement is in full force and effect, specifying the nature of any uncured defaults hereunder and specifying any amounts due and owing hereunder which have not been paid.


                                    ARTICLE 7
                                  MISCELLANEOUS

            7.1 Assignment. Neither party may assign its rights, duties or obligations under this Agreement without the prior written consent of the other party, and any such purported assignment shall be considered void and of no force and effect. Operator's consent shall not be required if Owner assigns its rights hereunder to the holder of any senior debt covering the Hotel(s). In connection with the sale or


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


transfer of a Hotel(s), Owner may terminate this Agreement with respect to the Hotel(s) being sold or transferred upon payment to Operator of the Termination Fee provided in Section 5.2. Operator may assign its rights, duties and obligations hereunder to any wholly owned subsidiary of U.S. Franchise Systems, Inc. without Owner's consent, provided, however, that any such assignment by Operator shall not relieve Operator of its obligation to perform its duties and obligations hereunder.

            7.2 Notices. All notices, demands, requests and other communications hereunder shall be in writing and shall be deemed to be delivered when received whether through U.S. Express Mail or any private overnight service or personal delivery (as evidenced by a written receipt), addressed to the addressee at its address set forth below or at such other address as such party may have specified by notice delivered in accordance with this Section:


             If to Operator:        USFS Management, Inc.
                                    13 Corporate Square, Suite 250
                                    Atlanta, Georgia 30329
                                    Attention:  Stephen D. Aronson, Esq.

             If to Parent or
             Borrower:              1285 Avenue of the Americas, 21st Floor
                                    New York, New York 10019
                                    Attention:  Lorraine E. Jackson, Esq.

            7.3 Survival. Except as otherwise expressly provided herein, obligations accrued to the date of any termination of this Agreement shall survive the termination.

            7.4 Governing Law; Venue. The laws of the State of Georgia shall govern the validity, enforcement and interpretation of this Agreement unless otherwise agreed to in writing by Owner and Operator.

            7.5 Integration; Modification; Waiver. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Hotels and supersedes all previous contracts, agreements and understandings of the parties, either oral or written, relating to the Hotels. This Agreement cannot be modified, or any of the terms hereof waived, except in writing executed by all parties hereto.

            7.6 Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

            7.7 Headings; Construction. The headings used throughout this Agreement have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Agreement. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this


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Agreement shall refer to the entire Agreement and not to any particular provision or section.

            7.8 Agent Only for Owner. Operator is acting solely as agent for and on behalf of and for the account of the Owner. Nothing in this Agreement shall create or be construed to create a partnership or joint venture relationship between Owner, its successors and assigns, and Operator, its successor and assigns. Operator shall bear no portion of losses arising out of or connected with the ownership or operation of the Hotel except as specifically set forth herein.

            7.9 Limited Liability. The parties agree that no officer, director, shareholder, member or partner of the other shall have any personal liability under this Agreement.

            7.10 Invalid Provisions. If any of the provisions of this Agreement shall be held invalid or unenforceable such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications for any such provision shall not be affected thereby.

            7.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Owner and Operator and their respective successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties thereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.


                        SIGNATURES TO FOLLOW ON NEXT PAGE


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PARENT:                                       OPERATOR:

ALPINE HOSPITALITY                            USFS MANAGEMENT, INC.
 VENTURES LLC
by Ventures Manager Inc.,
  its managing member                         By: /s/ Neal K. Aronson
                                                  ------------------------------
                                                     Neal K. Aronson,
                                                     Executive Vice President
By: /s/ Richard D. Goldstein                         and Chief Financial Officer
    ------------------------
     Richard D. Goldstein
     President



BORROWER:

RSVP-BI OPCO, LLC
by OPCO MANAGER INC.,
  its managing member


By: /s/ Richard D. Goldstein
    ------------------------
     Richard D. Goldstein
     President



BORROWER:

RSVP-ABI REALCO, LLC
  by RSVP-BI OPCO, LLC,
  its managing member,
       by OPCO Manager, Inc.,
       its managing member


By: /s/ Richard D. Goldstein
    ------------------------
     Richard D. Goldstein
     President


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


                                    EXHIBIT A


                            Montgomery, AL (Suites)
                              Mobile, AL (Suites)
                               Johnston, IA (Inn)
                                Mobile, AL (Inn)
                            Birmingham, AL (Suites)
                             Libertyville, IL (Inn)
                              Caseyville, IL(Inn)
                              Carbondale, IL (Inn)
                             Springfield, IL (Inn)
                              Ft. Wayne, IN (Inn)
                              South Bend, IN (Inn)
                               Anderson, IN (Inn)
                               Paducah, KY (Inn)
                              Jackson, MS (Suites)
                              Asheville, NC (Inn)
                              Canton, OH (Suites)
                             Nashville, TN (Suites)


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


                                     EXHIBIT

                              Listing of Properties


1.          Montgomery Best Suites
            5155 Carmichael Road
            Montgomery, AL 36106
            Montgomery County

2.          Birmingham Best Suites
            140 State Farm Parkway
            Homewood, AL 35209
            Jefferson County

3.          Mobile Best Suites
            150 Beltline Highway South
            Mobile, AL 36608
            Mobile County

4.          Mobile Best Inns
            156 Beltline Highway South
            Mobile, AL 36608
            Mobile County

5.          Carbondale Best Inns
            1345 East Main Street
            Carbondale, IL 62901
            Jackson County

6.          Libertyville Best Inns
            1809 N. Milwaukee Avenue
            Libertyville, IL 60048
            Lake County

7.          South Bend Best Inns
            425 Dixie Highway North
            South Bend, IN 46637
            St. Joseph County

8.          Jackson Best Suites
            5411 Interstate Highway 55 North
            Jackson, MS 39206
            Hinds County

9.          Canton Best Suites
            4914 Everhard Road N.W.
            Canton, OH 44718
            Stark County

10.         Springfield Best Inns
            500 North First Street
            Springfield, IL 62702
            Sangamon County

11.         Paducah Best Inns
            5001 Hinkleville Road
            Paducah, KY 42002
            McCracken County

12.         Caseyville Best Inns
            2423 Old Country Inn Drive
            Caseyville, IL 62232
            St. Clair County

13.         Asheville Best Inns
            1445 Tunnel Road
            Asheville, NC 28805
            Buncombe County

14.         Des Moines Best Inns
            5050 Merle Hay Road
            Johnston, IA 50131
            County of Polk

15.         Anderson Best Inns
            5706 Scatterfield Road
            Anderson, IN 46013
            Madison County

16.         Nashville Best Suites
            2521 Elm Hill Pike
            Nashville, TN 37214
            Davidson County

17.         Fort Wayne Best Inns
            3017 West Coliseum Blvd.
            Fort Wayne, IN 46808
            County of Allen


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